To the Board of Directors of

Tryon Alpha, Inc.

Gentlemen:

For due and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned stockholders of Tryon Alpha, Inc. (the “Company”), individually or duly authorized by the entity stockholder named below, do hereby return to the Company for cancellation the number of shares of the Company’s common stock (“Shares”) set forth opposite their respective names:

Name	Number of Shares
Mercer Cauley	212,500
Ange Properties, LLC	425,000
Garvin Strategic Capital, LLC	212,500

The undersigned hereby irrevocably instruct the Company to cancel the Shares such that the Shares will no longer be outstanding on the stock ledger of the Company and do hereby forever relinquish and covenant and agree not assert any claim of any right, title or interest in and to the Shares.

Each of the undersigned hereby represents and agrees, individually and not severally, that:

(i) he or it (A) owns its Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever, (B) has sole control over its Shares or sole discretionary authority over any account in which they are held and (C) no person has any option or right to purchase or otherwise acquire the Shares;

(ii) he or it (A) has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby and (B) this Agreement has been duly and validly executed and delivered by the undersigned and constitutes a valid, binding obligation of the undersigned enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally); and

(iii) he or it will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Shares).

Witness the execution hereof by the undersigned this 17th day of August, 2011.

By: _______________

Mercer Cauley

Ange Properties, LLC	Garvin Strategic Capital, LLC
By: ______________________	By: ____________________